UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            April 7, 2008

OHIO LEGACY CORP
(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 Benden Drive Suite C
Wooster, OH 44691
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(330) 263-1955

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
In conjunction with the preparation and audit of the Company’s consolidated 2007 financial statements included in the Company’s Annual Report on Form 10-KSB, the Company recorded a valuation allowance for its net deferred tax assets, reducing the carrying amount of these assets to zero.
Recording the valuation allowance had the following effect on amounts previously reported by the Company on Form 8-K.

	Previously		Effect of valuation	Effect of other
	reported	As revised	allowance	reclassifications
Total Assets	$181,604,666	$180,280,679	$(1,328,041)	$4,054
Total Equity	$16,641,684	$15,313,643	$(1,328,041)	$—
Net loss for the quarter ended December 31, 2007	$(836,036)	$(2,166,047)	$(1,328,041)	$—
Net loss for the year ended December 31, 2007	$(2,310,593)	$(3,638,633)	$(1,328,041)	$—
After recording the valuation allowance, the Bank continues to meet the quantitative threshold for being considered well-capitalized under the regulatory framework for prompt corrective action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 7, 2008

Ohio Legacy Corp
(Registrant)

/s/ D. Michael Kramer
D. Michael Kramer
President and Chief Executive Officer and Acting Chief Financial Officer